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STOCK PLEDGE AGREEMENT

    This STOCK PLEDGE AGREEMENT (hereinafter "Agreement") is made and entered into as of the 2nd day of June, 2000, by and between Peter J. Utrata, an individual ("Pledgor") and Staar Surgical Company, a Delaware corporation ("Pledgee") with reference to the following facts:

RECITALS

    WHEREAS, Pledgor has executed in favor of Pledgee a promissory note (the "Note"), a copy of which is attached hereto as Exhibit "1" and is incorporated herein by this reference, for the sum of two hundred seventy-two thousand five hundred dollars ($272,500); and

    WHEREAS, Pledgor desires to pledge to Pledgee the interest of Pledgor in certain common stock, which is included on Exhibit "2", attached hereto and incorporated herein by this reference, pursuant to the terms of this Agreement, for the purpose of securing payment of the Note.

    THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (hereinafter collectively "parties" and individually "party") agree as follows:

AGREEMENT

    1.  Pledge of Stock and Proceeds.

    (a)  Original Pledge.  As collateral security for the payment and/or performance of all of Pledgor's presently existing or hereinafter arising obligations and liabilities to Pledgee under the Note, Pledgor hereby pledges, grants and assigns to Pledgee a continuing security interest in the following:

       (i) Twenty thousand (20,000) shares of the Common Stock of Staar Surgical Company (the "Stock"); and

      (ii) the proceeds of the Stock including, without limitation, any and all dividends, cash, instruments and other property from time-to-time received, receivable, or otherwise distributed in respect of or in exchange for any of the Stock ("Proceeds"). (The Stock and the Proceeds shall hereinafter be collectively referred to as the "Collateral").

    (b)  Increase in Security.  If, for a period of fifteen (15) consecutive days, the fair market value of the Stock falls below all sums due under the Note, then Pledgor will be required to transfer to Pledgee, upon receipt of Pledgee's written request, additional security, in any form acceptable to Pledgee, in an amount equal to the difference between all sums due under the Note and the fair market value of the Stock.

    (c)  Delivery of Stock Power to Pledgee.  Pledgor shall deliver to Pledgee, concurrently with the execution of this Agreement, the Stock along with an Assignment of Corporate Shares in the form of Exhibit "3" attached hereto and incorporated herein by this reference ("Stock Assignment"), signed by Pledgor, in blank, such Stock Assignment to be used by Pledgee in accordance with the terms of this Agreement.

    (d)  Pledgee's Acceptance of Collateral and Appointment as Pledgor's Attorney-In-Fact.  Pledgee hereby agrees to accept the Collateral and agrees to hold and dispose of the Collateral in accordance with and subject only to the terms of this Agreement. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact to arrange for the transfer of the Collateral and to do and perform all actions that are necessary or appropriate in order to effect the terms of this Agreement.

    (e)  Release of Collateral.  Pledgee shall release the Collateral from this Agreement and return the Collateral to Pledgor upon satisfaction in full of Pledgor's obligations under the Note.

    2.  Matters Pertaining to the Collateral.

    (a)  Voting and Consensual Rights.  Pledgor shall retain the right to vote the Stock and to exercise any other rights pertaining to the Stock, provided, however, so long as Pledgor is in "Default" as defined in Paragraph 3 of this Agreement, Pledgee shall vote the Stock and exercise any rights pertaining to the Stock.

    (b)  Rights to Dividends and Distributions.  So long as Pledgor is not in Default and except as expressly limited below, Pledgor shall be entitled to receive and retain any proceeds distributed on account of the Stock. Notwithstanding the foregoing, Pledgee, rather than Pledgor, shall be entitled to collect and receive all of the following types of proceeds, which shall be added to and shall become a part of the Collateral:

       (i) all proceeds paid or payable other than in cash, and all instruments and other property distributed in respect of, or in exchange for, the Stock;

      (ii) all proceeds paid or payable with respect to the Stock in connection with a partial or total liquidation or dissolution of the issuing corporation or in connection with a reduction of capital, capital surplus or paid-in surplus of the issuing corporation; and

      (iii) all proceeds distributed in redemption of, or in exchange for, the Stock. To the extent the foregoing proceeds exceed the amount of Pledgor's obligations and liabilities under the Note and/or this Agreement, Pledgor shall be entitled to receive these excess proceeds.

    In the event and for so long as Pledgor is in Default, Pledgee shall be paid any proceeds with respect to the Stock; provided, however, Pledgee shall apply such payments against the outstanding balance of the Note.

    (c)  Stock Adjustments.  In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the issuing corporation, all new, substituted and additional shares or other securities issued with respect to the Stock by reason of any such change shall be delivered to and held by Pledgee under the terms of this Agreement in the same manner as the Stock.

    3.  Default and Remedy on Default.

    At the option of Pledgee, upon the happening of any of the following events of default ("Default"), Pledgee shall have all of the rights and remedies set forth therein:

      (a)  Default Under Note.  If an event of default, as set forth in paragraph 9 of the Note, occurs and is not cured as specifically provided therein; or

      (b)  Default Under This Agreement.  If Pledgor defaults in the due performance or observance of any representation or obligation under this Agreement.

    4.  Pledgor's Representations, Warranties and Covenants.

    Pledgor represents, warrants and covenants to Pledgee as follows:

      (a) Upon delivery to Pledgee as contemplated hereby, the Collateral will be free of any security interests, liens, pledges or encumbrances created by Pledgor (except for the security interest created hereby), or any claims of third parties of any nature whatsoever, charges, escrows, options, rights of first refusal, or other agreements, restrictions, arrangements, commitments or obligations, written or oral, created by Pledgor, affecting the legal or beneficial ownership of the Collateral.

      (b) From and after the date hereof, Pledgor shall not make any agreements restricting in any manner the transferability of the Collateral or otherwise affecting the Collateral;

      (c) Pledgor shall, at Pledgor's expense, take any steps necessary to preserve Pledgee's rights in the Collateral against any claims of third parties; and

      (d) Pledgor has arrangements for keeping informed of changes or potential changes affecting the Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgee shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

    5.  Miscellaneous.

    (a) It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail himself or itself of same. This Agreement was prepared by each party in conjunction with counseling from such party's respective attorney or the opportunity to obtain such counseling. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting of this Agreement, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of it. Each party shall pay all costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and in performing and complying with all representations, warranties, covenants, agreements and conditions contained in this Agreement to be performed or complied with by such party, including legal fees.

    (b) Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may be reasonably necessary to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense. Pledgor shall reimburse Pledgee for any costs and expenses incurred by Pledgee in connection with any breach or default of Pledgor under this Agreement, including collection efforts, whether or not suit is commenced or judgement is entered. Furthermore, should any party institute or should the parties otherwise become a party to any action or proceeding to enforce or interpret this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party all costs and expenses of prosecuting or defending the action or proceeding. This Agreement and the rights of each party under this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Delaware.

    (c) The parties expressly acknowledge and agree that this Agreement: (i) is the final, complete and exclusive statement of the parties' agreement with respect to the subject matter hereof, (ii) supersedes any prior or contemporaneous promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively "Prior Agreements"), and that any such Prior Agreements are of no force or effect except as expressly set forth herein, and (iii) may not be varied, supplemented or contradicted by evidence of such Prior Agreements or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification, supplement or discharge is sought. By execution hereof, the parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the parties and their permitted successors, and assigns, shall have any rights hereunder nor any right of enforcement hereof. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable, then the remaining part of this Agreement shall nevertheless not be affected thereby and shall continue in full force and effect to the fullest extent provided by law. This Agreement is to be read, construed and applied together with the Note, which, taken together, set forth the complete understanding and agreement of the parties with respect to the matters referred to herein and therein.

    (d) Pledgor may not delegate its duties under this Agreement, in whole or in part, without the prior written consent of Pledgee, which consent may be withheld in Pledgee's sole and arbitrary discretion. Notwithstanding the preceding sentence, no such delegation shall release Pledgor from any liability or obligation under this Agreement without the written consent of Pledgee, which consent may be withheld in Pledgee's sole and arbitrary discretion. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective heirs, executors, administrators, legal representatives, successors and/or assigns.

    (e) The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. As used in this Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

    (f)  All notices, demands, requests, consents, approvals or other communications ("Notices") given hereunder shall be as provided in the Note.

THIS STOCK PLEDGE AGREEMENT IS A REPLACEMENT AGREEMENT. THE ORIGINAL AGREEMENT HAS BEEN LOST.

    WHEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

Pledgor:
/s/ PETER J. UTRATA
Peter J. Utrata
Address:	303 East Town Street, Suite 270 Columbus, Ohio 43215
Pledgee:
STAAR SURGICAL COMPANY 1911 Walker Avenue Monrovia, California 91016
By:

EXHIBIT "1"

PROMISSORY NOTE

$272,500	June 2, 2000 Monrovia, California

    FOR VALUE RECEIVED, the receipt and sufficiency of which is acknowledged, Peter J. Utrata ("Maker"), hereby promises to pay to STAAR Surgical Company, or order ("Holder"), at the address designated on the signature page of this Note, or at such other place as Holder may designate by written notice to Maker, the principal sum hereinbelow described ("Principal Amount"), together with interest thereon, in the manner and at the times provided and subject to the terms and conditions described herein.

    1.  Principal Amount.

    The Principal Amount means the sum of two hundred seventy-two thousand five hundred dollars ($272,500).

    2.  Interest.

    Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of this Note at the lower of: (i) the rate of seven percent (7%) per annum, compounded annually; or (ii) at the lowest rate that may accrue without causing the imputation of interest under the Internal Revenue Code. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month.

    3.  Payment of Principal and Interest.

    Subject to paragraph 8, below, Maker shall pay the Principal Amount and all accrued and unpaid interest on the Principal Amount and all other indebtedness due under this Note five (5) years from the date of this Note, on June 1, 2005.

    4.  Security/Release of Security.

    Maker shall pledge as security for the repayment of all sums payable under this Note 20,000 shares of Staar Surgical Company common stock (the "Stock"). Maker shall execute a Stock Pledge Agreement of even date herewith evidencing Holder's security interest in the Stock. If, for a period of fifteen (15) consecutive days, the fair market value of the Stock falls below all sums unpaid under this Note, then Maker will be required to transfer to Holder, upon receipt of Holder's written request, additional security, in any form acceptable to Holder, in an amount equal to the difference between all sums due under this Note and the fair market value of the Stock.

    5.  Prepayments.

    Maker shall have the right to prepay any portion of the Principal Amount without prepayment penalty or premium or discount.

    6.  Manner of Payments/Crediting of Payments.

    Payments of any amount required hereunder shall be made in lawful money of the United States or in such other property as Holder, in its sole and absolute discretion, may accept, without deduction or offset, and shall be credited first against accrued but unpaid late charges, if any, thereafter against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

    7.  Interest on Delinquent Payments.

    Any payment under this Note not paid when due shall bear interest at the same rate and method as interest is charged on the Principal Amount from the due date until paid.

    8.  Acceleration Upon Default.

    At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default:

      (a) If any part of the Principal Amount and/or interest thereon under this Note are not paid when due, provided, however, Maker shall be entitled to a grace period of ten (10) days following written notice of such event of default to cure said event of default;

      (b) If Maker shall breach any non-monetary condition or obligation imposed on Maker pursuant to the terms of this Note, provided, however, that if any such breach is reasonably susceptible of being cured, Maker shall be entitled to a grace period of thirty (30) days following written notice of such event of default to cure;

      (c) If Maker shall make an assignment for the benefit of creditors;

      (d) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Maker;

      (e) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker's inability to pay Maker's debts as they become due;

      (f)  If Maker shall apply for or consent to the appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;

      (g) If any petition is filed against Maker under the Bankruptcy Code and either (A) the Bankruptcy Court orders relief against Maker, or (B) such petition is not dismissed by the Bankruptcy Court within thirty (30) days of the date of filing; or

      (h) If any attachment, execution, or other writ is levied on substantially all of the assets of Maker and remains in effect for more than five (5) days.

Maker shall notify Holder immediately if any event of default which is described in sub-paragraph (c) through sub-paragraph (h), above, occurs.

    9.  Collection Costs and Attorneys' Fees.

    Maker agrees to pay Holder all costs and expenses, including reasonable attorneys' fees, paid or incurred by Holder in connection with the collection or enforcement of this Note or any instrument securing payment of this Note, including without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note, the prevailing party in any proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

    10.  Notice.

    Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment for such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

    11.  Usury Compliance.

    All agreements between Maker and Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to such maximum rate, and if, under any circumstances whatsoever, Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holder.

    12.  Jurisdiction; Venue.

    This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of California. Any action to enforce payment of this Note shall be filed and heard solely in Los Angeles County, California.

MAKER:
EXHIBIT ONLY—DO NOT SIGN Peter J. Utrata
MAKER'S ADDRESS:
303 East Town Street, Suite 270 Columbus, Ohio 43215
HOLDER'S ADDRESS:
STAAR SURGICAL COMPANY 1911 Walker Avenue Monrovia, California 91016 Attn.: Chief Financial Officer

EXHIBIT "2"

LIST OF SHARES

    20,000 shares of the common stock of STAAR Surgical Company represented by certificate number SS            .

EXHIBIT "3"

ASSIGNMENT OF CORPORATE SHARES

(Without Certificate)

    FOR VALUE RECEIVED, the undersigned hereby assigns to Staar Surgical Company, a Delaware corporation, as Pledgee under that certain Stock Pledge Agreement entered into on June 2, 2000 by and between Peter J. Utrata and Staar Surgical Company, twenty thousand (20,000) shares of the common stock of Staar Surgical Company, represented by certificate number(s)            standing in the undersigned's name on the books of said corporation, and does hereby instruct and appoint the custodian of that corporation's stock books to so transfer the said stock on the books of said corporation.

Dated:

                      EXHIBIT ONLY—DO NOT SIGN

WITNESS:

QuickLinks

STOCK PLEDGE AGREEMENT
RECITALS
AGREEMENT
EXHIBIT "1" PROMISSORY NOTE
EXHIBIT "2" LIST OF SHARES
EXHIBIT "3" ASSIGNMENT OF CORPORATE SHARES (Without Certificate)